UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

Astera Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 North First Street,

San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 766-3806

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2026, Astera Labs, Inc. (the “Company”) and Amazon.com, Inc. (“Parent”) entered into a Transaction Agreement (the “Transaction Agreement”) and the Company entered into a Warrant Agreement with Amazon.com NV Investment Holdings LLC (“Warrantholder”), to acquire up to an aggregate of 3,262,299 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrant Shares”) at an exercise price of $142.82 per share (the “Warrant”). The Parent is a customer of the Company and holds a warrant issued in October 2022, as amended in October 2023.

The Warrant allows for cashless exercise and has an exercise period through February 5, 2033. Warrant Shares vest upon the achievement of performance conditions, comprised of specified tranches of payments (as specified in the Warrant) by or on behalf of the Parent and its affiliates, for the purchase up to a total of $6.5 billion, of our smart fabric switch products, signal conditioning products and optical engine products.

The exercise price and the number of Warrant Shares are subject to customary anti-dilution adjustments. Upon the consummation of certain delineated transactions (as defined in the Warrant), subject to certain exceptions, the unvested portion of the Warrant will vest in full. So long as the Warrant is unexercised, the Warrant does not entitle the Warrantholder to any voting rights or any other shareholder rights. The Transaction Agreement contains customary registration rights with respect to the Warrant, representations and warranties and covenants of the Company and Parent, and certain restrictions on the Warrantholder’s ability to transfer the Warrant and the Warrant Shares.

The issuance of the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities law. The Company believes that the transaction is exempt from registration under Section 4(a)(2) of the Securities Act, and customary legends will be affixed to the Warrant and the Warrant Shares.

The foregoing summaries of the Warrant and the Transaction Agreement are qualified in their entirety by reference to the complete text of the Warrant, which is filed as Exhibit 4.1 hereto, and the Transaction Agreement, which is filed as Exhibit 10.1 hereto, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrant is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant Agreement with Amazon.com NV Investment Holdings, LLC, dated February 5, 2026*
10.1	Transaction Agreement, dated as of February 5, 2026, by and between the Company and Amazon, Inc.*
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026	Astera Labs, Inc.

	By:	/s/ Philip Mazzara
Name: Philip Mazzara
Title: General Counsel and Secretary